UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Farmers National Banc Corp.

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NOTICE
of
Annual Meeting
of Shareholders
and Proxy Statement

April 23, 2009

Since 1887
FARMERS
NATIONAL BANK

20 South Broad Street
Canfield, OH 44406

FARMERS NATIONAL BANC CORP.
20 SOUTH BROAD STREET
CANFIELD, OHIO 44406
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 23, 2009
TO THE HOLDERS OF SHARES OF COMMON STOCK:
NOTICE IS HEREBY GIVEN that pursuant to call of its Board of Directors, the Annual Meeting of the Shareholders of FARMERS NATIONAL BANC CORP., Canfield, Ohio will be held at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Road, Canfield, Ohio 44406 on Thursday, April 23, 2009 at three-thirty o’clock (3:30) P.M., Eastern Standard Time, for the purpose of considering and voting upon the following matters:
1. ELECTION OF DIRECTORS. The election of three (3) individual directors listed in the accompanying Proxy Statement for terms expiring in 2012.
2. TO TRANSACT SUCH OTHER BUSINESS as may properly come before the Meeting or any adjournment thereof.
Shareholders of record at the close of business on February 23, 2009 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.
The Corporation is pleased to announce that pursuant to recent Securities and Exchange Commission (the “SEC”) rules pertaining to e-proxies the enclosed proxy materials will also be available to our shareholders on the Internet at http://www.fnbcanfield.com/privacy/Proxy.html.

By Order of the Board of Directors,

Frank L. Paden, President & Secretary
Canfield, Ohio
March 19, 2009
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

FARMERS NATIONAL BANC CORP.
20 SOUTH BROAD STREET
CANFIELD, OHIO 44406
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2009
Farmers National Banc Corp., herein referred to as “Farmers” or the “Corporation” is furnishing this Proxy Statement to its shareholders in connection with the solicitation, by order of the Board of Directors of Farmers, of proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, April 23, 2009 at 3:30 P.M., Eastern Standard Time, at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Road, Canfield, Ohio 44406, and at any adjournments thereof. The Corporation is a one-bank holding company of which The Farmers National Bank of Canfield, herein referred to as the “Bank” is the wholly owned subsidiary.
The cost for solicitation of proxies will be borne by Farmers. Brokerage firms and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Farmers will, upon request, reimburse brokerage firms, and other custodians, nominees and fiduciaries for the execution of proxies and for their expenses in forwarding proxy material to their principals.
Compliant with rules adopted by the SEC, Farmers has elected to provide its shareholders with a hard copy of all of its proxy materials as it has previously provided in the past and also provide its shareholders with access to its proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy statement and the form of proxy are being mailed on March 19, 2009 or as soon as thereafter practicable to all shareholders entitled to vote at the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice. Instructions on how to access the proxy materials over the Internet may be found in the Notice. In addition to use of mails, proxies may be solicited by officers, directors, and employees of Farmers by personal interview, telephone or other forms of direct communication.
The 2008 Annual Report, including the required audited financial statements of the Corporation and related financial information, is enclosed with this proxy statement and form of proxy.
VOTING RIGHTS
Only shareholders of record at the close of business on February 23, 2009 will be entitled to vote at the meeting. As of February 23, 2009, Farmers had issued and outstanding 13,230,462 shares of common stock with no par value held by approximately 3,816 shareholders of record eligible to vote. Each outstanding share entitles the record holder to one vote. The number of shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business.
It is important that your stock be represented at the meeting, regardless of the number of shares you may own. We would appreciate your signing and returning the enclosed proxy. The shares represented by each proxy, which is properly executed and returned to Farmers, will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted “FOR” the election of each of the directors as described herein under Proposal 1. The proxy may be revoked at any time prior to its exercise, by delivering notice of revocation or a duly executed proxy bearing a later date to the Treasurer of the Corporation at any time before the proxy is voted. Shareholders who attend the meeting in person may vote their stock even though they may have sent in a proxy. No officer or employee of Farmers may be named as a proxy. If you received two or more proxy forms because of a difference in addresses or registration of shareholdings, each should be executed and returned in order to assure a complete tabulation of shares.

The Corporation will appoint two employees to act as inspectors for the purpose of tabulating the votes cast by proxy. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. The directors standing for re-election shall be elected by a plurality of the votes cast.
The Board of Directors knows of no other business that will be presented for consideration at the 2008 Annual Meeting other than the matters described in this Proxy Statement. If any other matters should come before the meeting, the proxy holders will vote upon them in accordance with their best judgment.
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
The Board of Directors of the Corporation currently consists of eight (8) directors and is divided into three (3) Classes. Three (3) directors are in Class II; their terms expire March 2009 and each are up for election this year, three (3) directors are in Class III; their terms expire April 2010, and two (2) directors are in Class I; their terms expire April 2011. Pursuant to the Code of Regulations, the authorized number of directors has been set at eight (8). The Board of Directors has nominated the three (3) persons named below to serve as directors in accordance with the proposal. The class in which each director is designated is identified below. Each of the nominees is presently a member of the Board of Directors and has consented to serve another term as director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or approve a resolution that provides for a lesser number of directors. It is presently anticipated that each person elected as a director of the Corporation at the annual meeting will also be elected as a director of Farmers National Bank of Canfield pursuant to a designation and vote of the Corporation.
The three (3) Class II nominees proposed for election at this Annual Meeting are Benjamin R. Brown, Anne Frederick Crawford, and James R. Fisher.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE THREE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES
The following table sets forth, as of the Record Date, the names of the nominees and the continuing directors, as well as their ages, a brief description of their recent business experience, including occupations and employment, the year in which each director became a director of the Corporation and the year in which their terms (or in the case of the nominees, proposed terms) as directors of the Corporation expire.

	Principal Occupation and		Director
Name	Five Year Business Experience	Age	Since
Nominees
Benjamin R. Brown Class II Director Three Year Term Expires 2012	President and Owner of Castruction Company, Incorporated in 1965. The company designs and manufactures pre-cast shapes and associated products for the steel industry.	63	1991

Anne Frederick Crawford Class II Director Three Year Term Expires 2012	Self-employed/sole proprietor/Attorney-at-Law since 2007. Previously was a partner in the law firm Brennan, Frederick, Vouros & Yarwood, Ltd. since 1992.	45	2004

James R. Fisher Class II Director Three Year Term Expires 2012	Certified Public Accountant (CPA), currently owner/director of Akron Auto Auction, Inc. since 2000. Previously was a Partner with Hill, Barth and King LLC since 1965.	70	2004
Continuing Directors
Ralph D. Macali Class III Director Three Year Term Expires 2010	Vice President of Palmer J. Macali, Inc., since 1986. The company operates a Giant Eagle retail grocery store. Mr. Macali is a partner in P.M.R.P. Partnership, a real estate investment company since 1996 and is a limited partner in the Macali Family Limited Partnership since 1998.	52	2001

Frank L. Paden Class III Director Three Year Term Expires 2010	President & CEO of Farmers National Bank since 1996 and EVP/Sr. Loan Officer since 1991. President & Secretary of Farmers National Banc Corp. since 1996.	57	1992

Earl R. Scott Class III Director Three Year Term Expires 2010	Certified Public Accountant (CPA), Shareholder with local accounting firm, Reali, Giampetro & Scott since 1977.	63	2003

Joseph D. Lane Class I Director Three Year Term Expires 2011	Attorney and Principal of Lane & Rusu Co. L.P.A. since 1995. President & CEO of Lane Funeral Homes, Inc. since 2002 and Lane Life Paramedics Ambulance Services since 1985.	56	1999

Ronald V. Wertz Class I Director Three Year Term Expires 2011	Retired Vice President, CPCU, CIC, Risk Management Consultant with Acordia Insurance since 1998. Previously was President and Owner of Boyer Insurance, Inc. since 1981.	62	1989

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership as of December 31, 2008 of the Corporation’s common shares by (i) each person the Corporation believes beneficially holds more than 5% of the Corporation’s outstanding shares of the Corporation’s common stock (none); (ii) each Director; (iii) each named executive officer listed in the Summary Compensation Table under the section entitled “Executive Compensation”; and (iv) all executive officers and all directors as a group. In addition, unless otherwise indicated, all persons named below can be reached at Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406.

	Aggregate Number of
	Shares Beneficially Owned		Percent of Outstanding
Name	(A)		Shares
Benjamin R. Brown	65,135		*
Joseph D. Lane	265,446		2.01%
Ralph D. Macali	98,756		*
James R. Fisher	6,133		*
Frank L. Paden, President and CEO	51,083	(B)	*
Earl R. Scott	6,468		*
Anne Frederick Crawford	43,464		*
Ronald V. Wertz	107,018		*
Carl D. Culp, EVP & CFO	5,925	(C)	*
John S. Gulas, COO	1,000		*
Donald F. Lukas, Senior VP	4,066	(C)	*
Mark L. Graham, Senior VP	6,309	(D)	*
All Directors and Executive Officers as a Group	660,803	(E)	4.99%

(A)	Information relating to beneficial ownership is based upon information available to Farmers and uses “Beneficial Ownership” concepts set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.

(B)	Includes 7,500 shares subject to options exercisable within 60 days of the Record Date.

(C)	Includes 3,000 shares subject to options exercisable within 60 days of the Record Date.

(D)	Includes 2,000 shares subject to options exercisable within 60 days of the Record Date.

(E)	Includes 51,083 shares held by Frank L. Paden; 5,925 shares held by Carl D. Culp; 1,000 shares held by John S. Gulas; 4,066 shares held by Donald F. Lukas; and 6,309 shares held by Mark L. Graham.

(*)	Represents less than 1% of the issued and outstanding shares of the Corporation’s common stock as of December 31, 2008.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.
To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during 2008 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

COMMITTEES OF THE BOARD OF DIRECTORS
During 2008, the Board of Directors of the Corporation held twelve regular monthly meetings and two special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve. Members of the Board of Directors received a monthly retainer of $1,000 for serving on the Board of Directors of the Corporation. In addition, each director received a $500 fee for each of the committee meetings he or she attended with the exception of Mr. Paden who does not receive any compensation for committee meetings. The Board consists of eight members, all of whom except Mr. Paden qualify as “independent directors” under the standard of the NASDAQ Stock Market, Inc.
The Board encourages all directors to attend the Annual Meeting of Shareholders, although no formal policy has been adopted by the Board regarding such attendance. All members of the Board immediately prior to the Annual Meeting of Shareholders held in March 2008 attended such meeting with the exception of Director Crawford.
At the director’s organizational meeting, held on April 8, 2008, following the last Annual Shareholders Meeting of Farmers, the following described committees were appointed by the President and Secretary:
The Board of Directors has an Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Directors Crawford, Fisher, Macali and Scott. Each of the members is independent from the Corporation, in accordance with the requirements of the National Association of Securities Dealers. The Board of Directors has determined that Messrs. Scott and Fisher qualify as Audit Committee financial experts. The Audit Committee met four times in 2008. Included in the functions performed by the Audit Committee are (i) review the internal auditing procedures and controls of the Corporation and its subsidiary; (ii) review reports prepared by the internal and external auditor; (iii) formally report to the full Board of Directors its evaluations, conclusions and recommendations with respect to the Corporation’s implementation of its policies, practices and controls; (iv) hold discussions with external auditors regarding the quality of the Corporation’s financial reporting; (v) recommend to the Board of Directors that the Corporation’s financial statements be included in the annual report on Form 10-K; and (vi) review and discuss audited financial statements with the external auditor and management. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter can be found on the Corporation’s web site at www.fnbcanfield.com.
Audit Committee Report: The Corporation’s Audit Committee has reviewed and discussed with management the audited financial statements of the Corporation for the year ended December 31, 2008. In addition, the Committee has discussed with Crowe Horwath LLP, the independent auditing firm for the Corporation, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Rule 2-07, Communication with Audit Committees, of Regulation S-X.
The Audit Committee also has received the written disclosures and letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communication with the Audit Committee concerning independence, and has discussed with Crowe Horwath LLP its independence.
Based on the foregoing discussion and reviews, the Audit Committee has recommended to the Corporation’s Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The members of the Audit Committee are Anne F. Crawford, James R. Fisher, Ralph D. Macali, and Earl R. Scott.
The Board of Directors has a Discount Loan Committee consisting of all the directors. The function of this committee is to review all loans made during the previous periods and to approve any new loan applications or loan commitments, which are greater than the lending limits of specific loan officers or the Executive Loan Committee. This committee meets on a regular biweekly basis with three members of the Bank’s Executive Loan Committee.

The Board of Directors has a Building Committee consisting of all the directors. The function of this committee is to oversee site selection for new offices, remodeling projects and any other modifications to the Corporation’s buildings. This committee did not meet in 2008.
The Board of Directors has a Long-Range and Strategic Planning Committee consisting of all the directors. This committee is responsible for the formulation and implementation of the Corporation’s long range Strategic Plan and short term Business Plan. This committee met once in 2008.
The Board of Directors has a Risk Management and Insurance Committee consisting of Directors Wertz, Brown, Lane, EVP/CFO Culp and VP Henderson. The function of this committee is to annually review all insurance protection and coverage maintained by the Corporation. This committee met once in 2008.
The Board of Directors has an Executive Compensation and Employees Salary Committee the (“Compensation Committee”) consisting of Directors Brown, Macali, Lane, Crawford, Scott, Fisher and Wertz. Each of the members is independent from the Corporation, in accordance with the requirements of the National Association of Securities Dealers. During 2008, this Compensation Committee met two times. Duties of this committee include reviewing the performance of and establishing compensation for the officers of the Corporation’s subsidiary, Farmers National Bank of Canfield. The Compensation Committee also administers the Farmers National Banc Corp. 1999 Stock Option Plan and the Executive Incentive Compensation Plan. The Compensation Committee does not have a formal charter.
The Board of Directors has a Nominating Committee consisting of Directors Brown, Macali, Lane, Crawford, Scott, Fisher and Wertz. Each of the members is independent from the Corporation, in accordance with the requirements of the National Association of Securities Dealers. During 2008, the Nominating Committee met once. This committee is responsible for selecting and recommending to the Board of Directors with respect to: (a) nominees for election as Directors at the Annual Meeting of shareholders; (b) nominees to fill Board vacancies; and (c) the composition of membership of the various other standing Board committees. The Nominating Committee will consider director nominees recommended by shareholders, provided these shareholder nominations are in accordance with the procedures set forth in the Corporation’s Code of Regulations. The Code of Regulations requires that nominations made by a shareholder be made in writing to the Secretary of the Corporation and must include the name, age, address, principal occupation and employment history for at least five years, the number of shares of the Corporation owned by the nominee and the identity and ownership of shares of the shareholder making such nomination. The Corporation may also require other information reasonably required allowing the Nominating Committee to make an informed decision regarding the qualifications and characteristics of the nominee. In its deliberations for all candidates, the Nominating Committee considers a candidate’s personal and professional integrity as well as knowledge of the banking business, involvement in community, business and civic affairs. In searching for qualified director candidates to fill vacancies to the Board, the Nominating Committee solicits potential candidates from members of the Board. If no acceptable candidates are found from such solicitation, each member of the Board is asked to seek suggested candidates from their respective trusted personal and business advisors. In this process, nominations from shareholders will also be considered. With respect to nominating an existing director for re-election, the Nominating Committee will consider the intentions of the Director to continue to serve the Corporation, and will consider and review such director’s Board and committee attendance, performance and independence. The Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Nominating Committee Charter can be found on the Corporation’s web site at www.fnbcanfield.com.

NOTE: SOME OF THE ABOVE COMMITTEES ARE COMMITTEES OF THE FARMERS NATIONAL BANK OF CANFIELD (THE “BANK”), A WHOLLY OWNED SUBSIDIARY OF FARMERS NATIONAL BANC CORP. CURRENTLY, THE MEMBERS OF FARMERS’ BOARD OF DIRECTORS ALSO SERVE AS THE DIRECTORS OF THE BANK AND ATTEND BOARD MEETINGS FOR BOTH FARMERS AND THE BANK. ALTHOUGH THESE MEETINGS ARE CONDUCTED SEPARATELY ON THE SAME DAY, A MEMBER RECEIVES COMPENSATION (WHICH IS PAID BY FARMERS) FOR ONLY ONE MEETING; CONSEQUENTLY, MEMBERS ATTENDING A MEETING OF THE BOARDS OF BOTH FARMERS AND THE BANK ON A SINGLE DAY ARE CREDITED WITH ONE BOARD MEETING FOR ATTENDANCE AND COMPENSATION PURPOSES.
The Corporation’s Board of Directors provides a process for security holders to send communications to the Board of Directors, which is as follows: any shareholder wishing to communicate with the Board of Directors or an individual member of the Board may do so in writing by sending such communication to Mr. Frank L. Paden, President at the main office of the Corporation, 20 South Broad Street, PO Box 555, Canfield, Ohio 44406. All communications that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board not later than the next regularly scheduled Board meeting, unless in good faith, such communication can not be transmitted timely to the members of the Board, then such communication shall be presented at the next subsequent regularly scheduled Board meeting.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee whose names appear under Executive Compensation and Employees Salary Committee each served during fiscal year 2008. The Board has determined that each of the members of the Compensation Committee is independent as defined by the NASDAQ listing standards. None of these individuals are officers or former officers of the Corporation or the Bank. No corporate or committee interlocks exist which require disclosure under SEC regulations.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis and Report of Compensation Committee” (see below) and, based on such discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis and Report of Compensation Committee be included in this Proxy Statement for the Corporation’s 2008 Annual Meeting of Shareholders. No member has registered a disagreement with this report. Members of the Compensation Committee are: James R. Fisher, Chairman, Benjamin R. Brown, Ralph D. Macali, Joseph D. Lane, Earl R. Scott, Anne Frederick Crawford and Ronald V. Wertz.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis and Report of Compensation Committee
This section explains the material elements of the Corporation’s executive compensation program as it relates to its executive officers. Specific compensation information for the named executed officers is presented in the tables following this discussion in accordance with SEC rules.
Responsibility. The policy and decision-making relating to goals and objectives relevant to the compensation of the Corporation’s executives, evaluating such executive officers in light of those goals and objectives and determining their compensation rest with the Compensation Committee of the Board of Directors, which is made up of all of the independent directors. The Compensation Committee may not delegate its authority. No officers of the Corporation sit on the Compensation Committee, nor do any officers have a role in determining executive compensation. The Compensation Committee reports to the full Board, but its decisions are not subject to full Board approval. The Compensation Committee sets the limits for compensation increases in the aggregate for all staff, reviews performance of executive officers and sets their salaries for the coming year. The Compensation Committee also negotiated the terms of the executive contracts referred to as Employment Contracts of Executives, discussed below. In addition, the Compensation Committee recommends any incentive or bonus program to the Board.

Objectives. The Compensation Committee oversees an integrated compensation program designed to attract and retain a talented and capable executive team. With respect to each element of executive compensation, the Compensation Committee has the objectives of providing the Bank, its staff and the communities it serves with consistent long-term leadership of the highest quality possible while protecting the interests of the shareholders.
What the Compensation Programs are Designed to Reward. The executive compensation programs are designed to reward: (1) specific job performance by the individual in question; (2) contribution to target levels of growth, profitability, stability and capital; and, (3) two additional specific items of corporate performance in the banking industry: return on equity (“ROE”) and return on assets (“ROA”). Also considered is the executive’s contribution to the general success of the Bank and its business plan. Successful bank operations depend upon accomplishment in all areas and integration with the business community’s direction and success in the Bank’s market areas. Executive performance is therefore evaluated using these factors as well. Specific results of each executive’s area of responsibility are evaluated and considered. The Compensation Committee evaluates the President (Principal Executive Officer) on the same basis as other executive officers with weight being given to the achievement of target levels of growth, capital and return on equity, and, in addition, specific target goals of the overall strategic plan of the Bank.
Elements of Compensation. The following elements of compensation currently used by the Compensation Committee are: (1) base salary, (2) participation in the Stock Option Plan, (3) Deferred Compensation Agreements, (4) annual performance-based cash incentives under an Executive Incentive Compensation Plan and (5) the Corporation’s non-discriminatory 401(k) Plan.
a. The Role of Cash Compensation.
Base Salaries.
The Compensation Committee believes that a fair and equitable base salary component of the compensation plan for the Corporation’s executive officers provides a predictable and reliable compensation sufficient to attract and retain a highly skilled executive team and to recognize and reward such for their individual performances.
Performance-Based Cash Incentives.
The Compensation Committee believes that performance-based cash incentives are an effective way to compensate executives for working together as a team to achieve short-term specific financial goals. Accordingly, the Compensation Committee has approved the 2008 Executive Incentive Compensation Plan. This plan authorizes the committee to pay plan-based cash incentive awards to executive officers if the Bank achieves specific financial and operative goals that are established annually. Cash incentive payments are payable to participants based upon the Bank attaining preset benchmarks. The Executive Compensation Plan is open to six executive officers of the Corporation, including those executives listed in the “Summary Compensation Table — Fiscal 2008 and Fiscal 2007” below. The pool of funds available for payment of the cash incentive awards is equal to 25% of the increase in net operating income over the prior year. Net operating income is defined as net income before the payment of taxes and gains or losses recognized from the sale or impairment of securities. Each participant under the plan will receive his/her proportionate amount of the aggregate incentive payment. Each participant’s proportionate amount of the payment is based upon that participant’s percentage amount of his/her salary to the aggregate amount of all salaries of all participants. For detailed information on awards earned in fiscal 2008 see “Grant of Plan — Based Awards — Fiscal 2008.”

The first benchmark of the plan is a minimum increase in the net operating income of the Bank before payment of taxes and accounting for gains (or losses) on the sale or impairment of securities. The amount of the required increase is based upon internal budget goals as set forth in the Corporation’s internal business plan. This factor has a weight of 40% of the overall incentive pool. If the Bank reaches a minimum of 75% of its target goal, the participants earn an incentive payout of 75% of 40% of the incentive pool. For each percentage amount greater than 75% of the target, the payout is commensurately increased to the percentage amount attained on the weight of 40% of the incentive pool. If the minimum of 75% of the target is not attained, no allocation of this 40% of the incentive pool is paid.
The second benchmark is based on the annualized yield on average earning assets of the Bank as compared to the Bank’s national peer group as reported in the Uniform Bank Performance Report. This factor has a weight of 20% of the overall incentive pool. If the Bank reaches a minimum of 75% of its target goal, the participants earn an incentive payout of 75% of 20% of the incentive pool. For each percentage amount greater than 75% of the target, the payout is commensurately increased to the percentage amount attained on the weight of 20% of the incentive pool. If the minimum of 75% of the target is not attained, no allocation of this 20% of the incentive pool is paid.
The third benchmark is based on the cost of interest bearing deposits and other borrowings of the Bank as compared to the Bank’s national peer group as reported in the Uniform Bank Performance Report. This factor has a weight of 20% of the overall incentive pool. If the Bank reaches a minimum of 75% of its target goal, the participants earn an incentive payout of 75% of 20% of the incentive pool. For each percentage amount greater than 75% of the target, the payout is commensurately increased to the percentage amount attained on the weight of 20% of the incentive pool. If the minimum of 75% of the target is not attained, no allocation of this 20% of the incentive pool is paid.
The fourth benchmark is based on total average loan and deposit growth of the Bank and is also weighted at 20% of the overall incentive pool. The amount of the required increase is based upon internal budget goals as set forth in the Corporation’s internal business plan. This factor has a weight of 20% of the overall incentive pool. If the Bank reaches a minimum of 75% of its target goal, the participants earn an incentive payout of 75% of 20% of the incentive pool. For each percentage amount greater than 75% of the target, the payout is commensurately increased to the percentage amount attained on the weight of 20% of the incentive pool. If the minimum of 75% of the target is not attained, no allocation of this 20% of the incentive pool is paid.
Due to the confidential nature of the business plan, the Corporation does not publicly disclose specific objectives. The performance goals chosen by the Compensation Committee are indicators of increased shareholder value.
b. The Role of Equity Awards
The Compensation Committee believes that long-term equity awards under the 1999 Stock Option Plan are also an effective way to attract, retain and motivate the Corporation’s executive team. In awarding equity awards, the Compensation Committee is cognizant of the Board’s duty to limit equity dilution. Options granted under the plan are incentive stock options, which are exercisable equally over a five-year vesting period. These options are designed to promote a long-term commitment of the executive to the Corporation because the value of such award is dependent on the Corporation’s future share price. This will allow the executive officers to focus on the Corporation’s long-term business objectives.
The Corporation relies on a mix of each of these elements because it believes each element contributes to an integrated, balanced, fair, and competitive compensation program. Such a program is necessary for the Bank to attract and retain the consistent, long-term leadership that is required for the Bank to succeed. The Compensation Committee recommends and determines the amounts for each element based upon its straightforward judgments about the performance of individuals and the long-term interests of the Corporation’s shareholders. The Compensation Committee’s policy for allocating between long-term and currently paid out compensation is to emphasize a competitive salary structure. Each element of compensation is presented in the Summary Compensation Table provided below.

There are no additional Deferred Compensation Agreements or amendments to the Employment Contracts of Executives presently contemplated by the Compensation Committee.
Determination of Amounts of Compensation and the Role of Surveys and Benchmarking. The Compensation Committee does not engage in any “benchmarking” of the Corporation’s compensation against any other institution; however, it is aware of the levels of compensation for banking executives in the Corporation’s geographic market. The Corporation’s compensation program for the cash and equity compensation must be competitive in the relevant market. The competitive market is a primary consideration in setting levels of salaries and grants under the Stock Option Plan.
The Compensation Committee has selected and directly retains the services of J.L. Nick & Associates, Inc. (“J.L. Nick”), an independent consulting firm to help ensure that the Corporation’s executive compensation is within a reasonably competitive range. The Compensation Committee seeks input from J.L. Nick on a range of external market factors, including evolving compensation trends, appropriate comparable banks, and analyzing various market survey data. J.L. Nick also provides the Corporation with general observations on its compensation programs. J.L. Nick provides other services to the Bank, including supervisory and management training.
With the assistance of J.L. Nick, the Compensation Committee has reviewed (i) the 2007 Community Bankers Association of Ohio Financial Compensation Survey, (ii) the Ohio Bankers League 2007 Compensation Survey, (iii) the Economic Research Institute’s Executive Compensation Assessor and (iv) identified various peer banking companies for the fiscal year 2008 that are competitive with the Corporation in terms of asset size and geography. The peer companies used for 2008 are as follows: Camco Financial Corp., First Citizen’s Bank Corp., Cortland Bancorp, Inc., and Farmers & Merchants Bancorp, Inc. Although the Compensation Committee reviews the compensation practices at the peer companies (gathered from SEC filings) and the various compensation surveys and analysis described above it does not adhere to a strict formula to determine the executive officer’s compensation package. Instead, as described above, it relies on a variety of factors including experience, responsibility, individual performance and the overall financial performance of the Corporation.
Fiscal 2008 Compensation Decisions
a. Equity Grants
In 2008, the Compensation Committee authorized the following equity grant for the named executive officer based on its assessments of the factors set forth under the section entitled Executive Compensation.

Name of Executive	Grant Date	Number of Options Granted	Vesting Date
John S. Gulas	6/22/2008	5,000	2013
As part of his Employment Agreement with the Bank, Mr. Gulas received an option to purchase 5,000 shares of common stock which become exercisable equally over a five-year vesting period. This option award is scheduled to vest in its entirety on June 22, 2013, provided that the officer continues to be employed with the Corporation through the vesting date. The total outstanding equity awards held by the executive officers at fiscal year end 2008 are shown in the table entitled “Outstanding Equity Awards at Fiscal Year End” below.
1. Performance-Based Cash Incentives Plan
In 2008, the Compensation Committee implemented an Executive Incentive Compensation Plan as described under the Section “Performance-Based Cash Incentives” above. The Compensation Committee believes that the plan will allow for more flexibility in providing compensation to executive officers as members of a team, which will allow the Corporation to continue to achieve its business objectives. This will allow the Corporation to retain current executive officers and provide an additional compensation arrangement to attract new executives. The specific payment amounts for fiscal 2008 are shown in the table entitled “Summary Compensation Table — Fiscal 2008 and Fiscal 2007” below.

Summary Compensation Table — Fiscal 2008 and Fiscal 2007
Summary Compensation Table. Listed below for fiscal years 2008 and 2007 is the total compensation paid by the Corporation’s subsidiary bank to the named person(s) for their respective services in all capacities, specifically setting forth the direct compensation to the President & CEO (who is also the Corporation’s Principal Executive Officer), the Principal Financial Officer and three other executive officers who received cash and cash equivalent compensation in excess of $100,000 or who was employed in 2008 and is intended to serve thereafter as an executive officer. The table entitled “Summary Compensation Table — Fiscal 2008 and Fiscal 2007” should be read in conjunction with the tables and narrative descriptions that follow. The Compensation Committee has recommended and approved the compensation set forth below.

		Annual	401(k)	Stock	Non-Equity
Name		Salary and	Corporation	Option	Incentive Plan	All Other
and		Director	Contribution	Awards	Compensation	Compensation
Principal Position	Year	Fees (a)	(b)	(c)	(d)	(e)	Total
Frank L. Paden	2008	233,088	6,188	—	39,043	9,631	287,950
President & CEO	2007	227,250	9,041		—	9,759	246,050
Principal Executive Officer

Carl D. Culp	2008	136,196	4,086	—	23,439	652	164,373
Executive VP & CFO	2007	129,328	5,424		—	418	135,170
Principal Financial Officer

John S. Gulas	2008	84,849	—	2,300	15,321	—	102,470
Chief Operating	2007	—	—	—	—	—	—
Officer

Donald F. Lukas	2008	134,196	4,026	—	23,439	7,163	168,824
Senior Vice President	2007	129,328	5,424	—	—	7,373	142,125

Mark L. Graham	2008	110,423	3,763	—	18,752	859	133,797
Senior Vice President	2007	103,334	4,334	—	—	745	108,413

(a)	The amount of Director Fees included in this annual amount is for Mr. Paden ($12,000 for 2008 and 2007).

(b)	In May 1996, the Corporation adopted a 401(k) Profit Sharing Retirement Savings Plan. All employees of the Bank who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in the Plan. Under the terms of the Plan, employees may voluntarily defer a portion of their annual compensation, not to exceed 15%, pursuant to Section 401(k) of the Internal Revenue Code. The Bank matches a percentage of the participants’ voluntary contributions up to 6% of gross wages. In addition, at the discretion of the Board of Directors, the Bank may make an additional profit sharing contribution to the Plan. The Bank’s contributions are subject to a vesting schedule and the Plan meets the requirements of Section 401(a) of the Internal Revenue Code and Department of Labor Regulations under ERISA.

(c)	Represents the aggregate dollar amount that was recognized for the stock award for financial statement reporting purposes with respect to fiscal 2008.

(d)	See section “Executive Compensation — Performance-Based Cash Incentives” above for description of the Executive Incentive Compensation Plan. The named executive officers annual incentive bonuses are derived based on the performance of the Corporation relative to pre-established objectives set forth in the above section.

(e)	Amounts represent cost of group term life insurance and other benefits, and for Messrs. Paden and Lukas, accrued amounts under each of their respective deferred compensation agreements.

The primary elements of each executive officer’s total compensation reported in the above table are the executive officer’s base salary, annual incentive bonus, and long-term equity awards of stock options. Each executive officer also received other benefits as listed in column (b) and (e) and described in the footnotes to the table. Each of the executive officers is under an Employment Contract with the Corporation as described in the section entitled “EMPLOYMENT CONTRACTS OF EXECUTIVES” below.
Grants of Plan — Based Awards — Fiscal 2008
The following table sets forth information regarding incentive awards granted to the named executive officers for the fiscal year ending 2008 and should be read in conjunction with the Summary Compensation Table.

		Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards (a)			All Other Options	Exercise or	Grant Date
				Actual	Awards: Number	Base Price	Fair Value of
		Minimum	Maximum	Maximum	of Securities	of Option	Stock and
	Grant	Threshold	Threshold	Received	Underlying	Awards	Option
Name	Date	($) (b)	($) (c)	($) (d)	Options (#) (g)	($)	Awards ($)
Frank L. Paden		9,761	65,072	39,043
Carl D. Culp		5,860	39,065	23,439
John S. Gulas	6/22/08	3,830	25,535	15,321	5,000	6.55	2,300
Donald F. Lukas		5,860	39,065	23,439
Mark L. Graham		4,688	31,253	18,752

(a)	Payments under the Corporation’s Executive Incentive Compensation Plan are based upon a pool of funds equal to 25% of the increase in net operating income over the prior year. Net operating income is defined as net income before the payment of taxes and gains or losses recognized from the sale or impairment of securities. The maximum amount of any cash incentive payment to each of the participants under the plan is based on the participant’s base salary earned in 2008 as a percentage of the aggregate of all salaries of all executive officers eligible under the Executive Incentive Compensation Plan. Based on the actual performance during 2008, the total incentive compensation pool available was $222,562. There is no minimum payout amount and the maximum payment would be $222,562 assuming all plan criteria are fully accomplished for 2008. The amounts listed in the table above reflect a total payout of $133,537 or 60% of the total pool available. Each one of the four components measured under this Executive Incentive Compensation Plan carries a different weight. During 2008, the executives attained 100% of maximum payout on the first and the second benchmarks of the Plan which equated to the $133,537 total payout amount.

(b)	The minimum threshold payout available to each of the executive officer’s based on the total incentive compensation pool available in 2008 of $222,562 if the Bank reaches a minimum of 75% of the target goal for one of the four benchmarks with a weight of 20%.

(c)	The maximum payout available to each of the executive officer’s based on the total incentive compensation pool available in 2008 of $222,562 if the Bank reaches 100% of each of the four benchmarks under the plan.

(d)	The actual amount paid to each executive officer under the 2008 Executive Incentive Compensation Plan in 2008 based on the total incentive compensation pool available in 2008 of $222,562. Each participant’s proportionate share is based upon that participant’s percentage amount of his salary to the aggregate amount of all salaries for all the participants. The aggregate salary of all participants for fiscal 2008 was $795,951. The salary for each of the above named participants is set forth in the table “Summary Compensation Table — Fiscal 2008 and Fiscal 2007” above.
Each of the non-equity incentive plan awards reported in the above table were granted under the Executive Incentive Compensation Plan. The material terms of these incentive awards are described under “Executive Compensation” above.
The options granted under column (g) were included as part of the compensation package for Mr. Gulas. That award was granted under, and is subject to, the terms of the Corporation’s 1999 Stock Option Plan which is administered by the Compensation Committee. The material terms of this grant are described under the section “Outstanding Equity Awards at Fiscal Year End” below.

Deferred Compensation Agreements
In 1991, as a result of certain changes in the Internal Revenue Code, the Bank’s former pension plan was amended to reduce significantly the benefits of several key employees, including those of Mr. Paden and Mr. Lukas. As a result, the Bank has entered into Deferred Compensation Agreements with two of the executive officers named above, Mr. Paden and Mr. Lukas. Under the terms of the Deferred Compensation Agreements, upon retirement, Mr. Paden will receive monthly payments of $930.00 and Mr. Lukas will receive monthly payments of $815.00, each for a period of two hundred and four (204) consecutive months. In the event that any payments remain payable to the executive officer at the time of his death, the remaining payments will be discounted to present value (at the rate of 6% compounded annually) and paid to his surviving spouse in a lump sum. If there is no surviving spouse, the lump sum payment will be made to the estate of the deceased executive. Payments will be prorated in the event the employee retires before the age of 65, and will be increased if he retires after the age of 65. These agreements are funded by life insurance policies owned by the Bank, on which the Bank is the beneficiary and on which the Bank pays the premiums. These agreements also provide that these executive officers will be available to perform consulting services for the Bank during the period they are receiving these payments, and prohibits them from entering into competition with the Bank during that same period.
EMPLOYMENT CONTRACTS OF EXECUTIVES
The Corporation has entered into employment contracts with Frank L. Paden, Carl D. Culp, and Mark L. Graham in December of 2008 and John S. Gulas in January of 2009. Due to upcoming retirement, Donald F. Lukas did not enter into a revised agreement and he is currently employed pursuant to the terms of his March 2001 employment contract. The Corporation desires to provide for the continued employment of these executives resulting in continuity of management for the future. With the exception of Mr. Lukas, each revised employment contract for each respective executive provides the following terms and conditions of employment:
•	Each executive shall have a term of employment commencing on the date of the employment contract and continuing for a period of 36 months. The term of the contract shall automatically be renewed in 36-month increments, unless written notice of termination is provided by either party at least 90 days prior to the expiration of the then current term. The agreement shall continue until terminated pursuant to its terms.

•	The executive may be terminated without cause provided that 30 days’ advance written notice is provided to the other party and for cause without advance notice as that term is described in the agreement.

•	If a change in control of the Corporation shall occur and the executive is not offered a position that is substantially similar in terms of duties, responsibilities, pay and benefits, in addition to the above compensation, the employee shall receive (i) a lump sum payment payable within 30 days of termination equal to any unused vacation time, (ii) 72 bi-monthly severance installment payments equal to the greater of (A) the bi-monthly installment payment in executive’s Employment Agreement in effect as of the date hereof (* see below for payment amounts), or (B) 1/24 of his highest annual salary in effect within 12 months of termination, less appropriate withholdings and (iii) participation in the Executive Incentive Compensation Plan or other similar program then in effect on a pro-rata basis for a portion of the incentive period proceeding termination.

Potential Payments upon Termination or Change in Control
The following table lists the named executives and the estimated amounts they would have become entitled to had a change of control occurred on December 31, 2008.

Estimated Total Value of
Name	Change of Control Payment (*)
Frank L. Paden	$715,800
Carl D. Culp	$422,400
Donald F. Lukas	$402,588
Mark L. Graham	$347,076
John S. Gulas	$525,000

(*)	Mr. Paden’s bi-monthly installment payment is equal to $9,942; Mr. Culp’s bi-monthly installment payment is equal to $5,867; Mr. Lukas’ change of control payment would be covered by his March 2001 Employment Agreement. It is equal to three times his salary of $134,196; Mr. Graham’s bi-monthly installment payment is equal is $4,821 and Mr. Gulas’ bi-monthly installment payment is equal to $7,292.
Upon termination for any reason, each of the executive officers shall be subject to a one-year non-compete which shall prevent such individual from working for a competitor of the Corporation or the Bank unless such executive’s term of employment was not renewed.
Upon termination for any reason, each of the executive officers shall be subject to a one-year non-solicitation of customers which shall prevent such individual from soliciting business from any customer or client of the Bank at the time of executive’s termination.
Upon termination for any reason, each of the executive officers shall be subject to a two-year non-solicitation of employees which shall prevent such individual from employing, attempting to employ or soliciting for employment any individual who is employed by the Bank at the time of executive’s termination.
The Compensation Committee of the Board of Directors has approved the terms of each of the executive’s officers employment contracts.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth the incentive stock options granted to the Corporation’s President & CEO, Executive Vice President and CFO, and other named Executive Officers under the Farmers National Banc Corp. 1999 Stock Option Plan. The Compensation Committee of the Board of Directors has approved the grants of incentive stock options described below. No options have been exercised.

	Number of Securities
	Underlying Unexercised
	Options Which are	Exercise Price (2)
Name	Exercisable (1)	Per share	Expiration Date
Frank L. Paden	7,500	$11.00	11/09/2009
Carl D. Culp	3,000	$11.00	11/09/2009
Donald F. Lukas	3,000	$11.00	11/09/2009
Mark L. Graham	2,000	$11.00	11/09/2009
John S. Gulas	5,000	$6.55	6/22/2013

(1)	Options granted in 2001 and 2008 are incentive stock options, which are exercisable equally over a five-year vesting period; however, all options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of eight years, subject to earlier termination in certain events related to termination of employment. All options granted have been vested and are exercisable.

(2)	Exercise price is the fair market value on the date of the grant.

DIRECTOR COMPENSATION TABLE
The following table presents information regarding the compensation paid during the fiscal year 2008 to its Non-Employee Directors. The compensation paid to Mr. Paden, the CEO, for director services, is included in the Summary Compensation Table and the related explanatory tables herein.

Name of Director	Fees Earned or Paid in Cash ($)*	Total ($)
Benjamin R. Brown	25,000	25,000
Anne Frederick Crawford	27,500	27,500
James R. Fisher	25,000	25,000
Joseph D. Lane	26,000	26,000
Ralph D. Macali	27,000	27,000
Earl R. Scott	27,500	27,500
Ronald V. Wertz	26,500	26,500

*	Directors received a monthly retainer of $1,000 for serving on the Board of Directors of the Corporation. In addition, these directors received a $500 fee for each of the committee meetings attended.
INDEBTEDNESS OF MANAGEMENT
The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, executive officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Since the beginning of 2008, the largest aggregate extensions of credit to executive officers, directors and their associates during the year ended December 31, 2008 was $6,002,074 or 7.78% of Equity Capital Accounts. In the opinion of the management of the Bank, these transactions do not involve more than a normal risk of collection or present any unfavorable features.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
Crowe Horwath LLP has served as the Corporation’s independent public accountant for the fiscal year ending December 31, 2008. They have served in that capacity since 2003. Crowe Horwath LLP is expected to have a representative present at the Annual Meeting and will be available to respond to appropriate shareholders’ questions, and will have an opportunity to make a statement if they desire to do so.
PRINCIPAL ACCOUNTING FIRM FEES
The following table sets forth the aggregate fees billed to Farmers National Banc Corp. for the fiscal years ended December 31, 2008 and 2007 by the Corporation’s principal accounting firm, Crowe Horwath LLP:
Audit and Non-Audit Fees

	12/31/08	12/31/07
Audit Fees (1)	$205,000	$215,000
Audit — Related Fees (2)	$13,250	$11,500
Tax Fees (3)	$12,600	$14,970
All Other Fees (4)	$2,975	0

Total Fees	$233,825	$242,230

(1)	Includes fees related to the audit of the consolidated financial statements and internal control over financial reporting of Farmers National Banc Corp., including quarterly reviews and review of Forms 10-Q and 10-K.

(2)	Includes fees related to the audit of the Corporation’s 401(K) Plan and accounting consultations.

(3)	Includes fees for services performed related to the preparation of various federal, state and local income tax returns and tax planning.

(4)	Includes fees for issuing consents to incorporation of the audit opinions in various registration statements filed by the Corporation with the SEC.

The Audit Committee has adopted a policy for pre-approving all permissible services performed by Crowe Horwath LLP. This policy requires the pre-approval of all services that may be provided by our independent auditors. All of the services provided by Crowe Horwath LLP for the fiscal year ending December 31, 2008 were subject to this policy and were approved by the Audit Committee under this policy. The Audit Committee has determined that the fees paid to Crowe Horwath LLP during 2008 are compatible with maintaining the auditor’s independence.
SHAREHOLDER PROPOSALS
Any Shareholder proposal intended to be placed in the Proxy Statement for the 2009 Annual Meeting to be held in April 2010 must be received by the Corporation no later than November 7, 2009. Written proposals should be sent to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, PO Box 555, Canfield, Ohio 44406. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.
SHAREHOLDERS SHARING AN ADDRESS
The Corporation has adopted a procedure called “housekeeping” which is approved by the SEC. Under this procedure, the Corporation is delivering one copy of this Proxy Statement to multiple shareholders who share the same mailing address unless the Corporation has received contrary instructions from an affected shareholder. By adopting this procedure, the Corporation will reduce its printing costs, mailing costs and fees. Shareholders will continue to receive separate proxy cards.
The Corporation will promptly deliver without charge a separate copy of the Proxy Statement to any shareholder at a shared address to which a single copy of the Proxy Statement was delivered upon receipt of an oral or written request. To receive a separate copy of the Proxy Statement, a shareholder may write or call the Corporation at:
Investor Relations
Farmers National Bank
20 South Broad Street
PO Box 555
Canfield, Ohio 44406
1-888-988-3276
ANNUAL REPORT ON FORM 10-K
A copy of the Corporation’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission, will be available without charge to shareholders upon written request to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, PO Box 555, Canfield, Ohio 44406.

BY ORDER OF THE BOARD OF DIRECTORS,

FRANK L. PADEN, PRESIDENT & SECRETARY

(This page is left intentionally blank)

Since 1887
FARMERS
NATIONAL BANK

20 South Broad Street
Canfield, OH 44406

FARMERS NATIONAL BANC CORP.
20 South Broad Street, PO Box 555, Canfield, Ohio 44406
PROXY FOR ANNUAL MEETING
SOLICITED BY THE BOARD OF DIRECTORS
KNOW ALL MEN BY THESE PRESENT, that I, the Undersigned Shareholder of Farmers National Banc Corp. (the “Corporation”), do hereby nominate and appoint Barbara C. Fisher, Edward A. Ort and Attorney Robert N. Rusu, Jr. (no officer or employee of the Corporation may be named as proxy) or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on February 23, 2009, at the Annual Meeting of its Shareholders to be held at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Road, Canfield, Ohio 44406 on Thursday, April 23, 2009 at three-thirty o’clock (3:30) P.M., Eastern Standard Time, or any adjournment thereof with all the powers the undersigned would possess if personally present as follows:
1. PROPOSAL NO. 1: ELECTION OF DIRECTORS: The election of the three (3) persons listed in the Proxy Statement dated March 19, 2009 accompanying the notice of said meeting. The Corporation proposes these nominees. Please give your instructions by marking the box of your choosing.

FOR	AGAINST	WITHHOLD
Benjamin R. Brown
Anne Frederick Crawford
James R. Fisher
2. SUCH OTHER BUSINESS as may properly come before the meeting or any adjournment thereof.
IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THIS PROXY CONFERS AUTHORITY TO VOTE AND WILL BE VOTED “FOR” EACH PROPOSITION LISTED. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSITIONS. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.
WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE (whether or not you plan to attend the meeting in person).
IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

DATED

Signature of Shareholder(s) *

*	When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint holders must sign.

Farmers National Banc Corp.
20 South Broad Street
Canfield, Ohio 44406
Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting To Be Held on April 23, 2009
To Our Shareholders:
Under the new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials attached hereto for the Farmers National Banc Corp. annual meeting are also available on the internet. Follow the instructions below to view the proxy materials online. The items to be voted on and the location of the annual meeting are indicated below. The 2009 Annual Meeting of Farmers National Banc Corp. will be held on Thursday, April 23, 2009, at the Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406 at 3:30 p.m. Eastern Standard Time.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet, a copy of such materials is also attached hereto. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The proxy statement, form of proxy, annual report to our shareholders and directions to the annual meeting are available at http:www.fnbcanfield.com. Easy online access — A convenient way to view our proxy materials:
Step 1: Go to: www.fnbcanfield.com
Step 2: Click on the box labeled PROXY STATEMENT in center of page.
Proposals to be voted on at the annual meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR the following proposal:
1.	Election of Directors: Benjamin R. Brown, Anne Frederick Crawford, and James R. Fisher.

By Order of the Board of Directors,

Frank L. Paden, President & Secretary
Canfield, Ohio
March 19, 2009